Exhibit 10.8.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of May 10, 2004 and is entered into between TRANSAMERICA PYRAMID PROPERTIES, LLC, an Iowa limited liability company (“Landlord”), and JOLSON MERCHANT PARTNERS GROUP LLC, a Delaware limited liability company (“Tenant”).

Recitals

A. Landlord and Tenant entered into an Office Lease dated for reference purposes only as of December 18, 2003, as amended by a letter agreement between Landlord and Tenant dated January 14, 2004 (collectively, the “Existing Lease”), with respect to premises located on the 10th and 11th floors of the office building located at 600 Montgomery Street, San Francisco, California, as more particularly described therein (the “Existing Premises”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Lease. As used herein, the term “Lease” shall mean the Existing Lease as amended hereby.

B. Landlord and Tenant wish to amend the Existing Lease to expand the premises thereunder and to amend certain other terms thereof, all as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants set forth herein, Landlord and Tenant hereby agree as follows:

1. Expansion. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises located on the 11th floor of the Building designated by cross-hatching on the floor plan attached hereto as Exhibit A (exclusive of the areas, if any, shown by shading) (the “Additional Premises”) during the entire term of the Lease (including the 1st Phase and the 2nd Phase). Landlord and Tenant agree that the Additional Premises contain 4,260 rentable square feet. From and after the date hereof, (a) the term “Premises” as used in the Lease shall mean the Existing Premises together with the Additional Premises; (b) the Rentable Area of the Premises during the 1st Phase shall be 15,234 rentable square feet and the Rentable Area of the Premises during the 2nd Phase shall be 37,647 rentable square feet, and Paragraph E of the Summary of Lease Terms of the Lease shall be amended accordingly; and (c) Tenant’s Percentage Share during the 1st Phase shall be 3.05% and Tenant’s Percentage Share during the 2nd Phase shall be 7.54%.

2. Base Rent. Paragraph K of the Summary of Lease Terms of the Lease is hereby replaced with the following Paragraph K:

K.	Base Rent	Monthly:
[Paragraphs 3(a) and 27]

Period	Monthly Base Rent
Commencement Date - December 31, 2008	$40,624.00
January 1, 2009 - December 31, 2011	$112,941.00

Annual:

Period	Annual Base Rent
Commencement Date - December 31, 2008	$487,488.00
January 1, 2009 - December 31, 2011	$1,355,292.00

Upon execution of this Amendment, Tenant shall pay an amount equal to Eleven Thousand Three Hundred Sixty and 00/100 Dollars ($11,360.00), which Landlord shall apply to the Base Rent for the first month of the term of the Lease.

3. Letter of Credit. Paragraph 5(c) of the Lease is hereby amended by: (a) replacing all references to “Two Hundred Thirty Five Thousand and 00/100 Dollars ($235,000.00)” with a reference to “Two Hundred Ninety Thousand and 00/100 Dollars ($290,000.00)”, and (b) replacing all references to “Seven Hundred Sixty-Five Thousand and 00/100 Dollars ($765,000.00)” with a reference to “Seven Hundred Ten Thousand and 00/100 Dollars ($710,000.00)”.

4. Work Letter. Exhibit C to the Lease (Transamerica Pyramid Work Letter and Construction Agreement) is hereby amended as follows:

(a) Change Order: Tenant shall submit a Change Order pursuant to the terms of Paragraph 5 of Exhibit C which reflect improvements to the Additional Premises that are consistent with those included in the Plans, which as of the date hereof, cover the Existing Premises. Any delay in the completion of the Tenant Improvements resulting from such changes to the existing Plans shall constitute a “Tenant Delay” in accordance with Paragraph 6.

(b) Landlord’s Allowance. Paragraph 3(a) of Exhibit C is hereby amended to provide that the Landlord’s Allowance shall be equal to Four Hundred Sixty-Nine Thousand Eight Hundred and 00/100 Dollars ($469,800.00).

(c) Landlord’s Work. Schedule 1 to Exhibit C of the Lease is hereby amended to provide that the Landlord’s Work described therein shall also be performed to the Additional Premises, provided, however, that Landlord agrees to pay for fifty percent (50%) of total costs of the demolition and replacement of the ceiling located in the Additional Premises that may be required for items (2) and (3) as reflected by the Plans (up to a maximum contribution by Landlord of Seven Thousand Five Hundred Dollars ($7,500.00)).

5. Parking. Paragraph N of the Summary of Lease Terms of the Lease is hereby amended to reference “18 spaces”.

6. Authority. If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that

(a) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) Tenant is qualified to do business in California, (c) Tenant has full right, power and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder, and (d) the execution, delivery and performance of this Authorized has been duly authorized by Tenant and each person signing this Amendment on behalf of the Tenant is duly and validly authorized to do so. Concurrently with signing this Amendment, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or constituent partners or members of Tenant, certified by the secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Amendment and authorize each person signing this Amendment on behalf of Tenant to do so.

7. Legal Effect. Except as amended by this Amendment, the Existing Lease is unchanged and, as so amended, the Lease continues in full force and effect. If there is any conflict between this Amendment and the Existing Lease, this Amendment shall control. The Lease constitutes the entire and integrated agreement between Landlord and Tenant relating to the subject matter thereof and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the subject matter thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:

TRANSAMERICA PYRAMID PROPERTIES, LLC, an Iowa limited liability company

By:	/s/ Thomas J. Schefter
Its:	Senior Vice President

TENANT:

JOLSON MERCHANT PARTNERS GROUP, LLC, a Delaware limited liability company

By:	/s/ Joseph A. Jolson
Joseph A. Jolson
Its:	Managing Member